Exhibit (9)(b)

           AMENDMENT TO ADMINISTRATION AND BLUE SKY SERVICES AGREEMENT

         This Amendment, dated as of the 16th day of September, 1998, made by and between Third Avenue Trust ("Third Avenue"), a Delaware business trust operating as a registered investment company under the Investment Company Act of 1940, as amended, and duly organized and existing under the laws of the State of Delaware and First Data Investor Services Group, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and the successor in interest to FPS Services, Inc. (collectively, the "Parties").


                                 WITNESSETH THAT

         WHEREAS, the Parties are Parties to an Administration and Blue Sky Service Agreement dated January 1, 1997 (the "Agreement"); and

         WHEREAS, the Parties wish to amend the Agreement to provide for the addition of a new series of shares;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

         1. The Agreement is hereby amended to add a new series, THIRD AVENUE REAL ESTATE VALUE FUND, by replacing Schedule "C" of the Agreement with the attached amended Schedule "C".

         2. Exept as specifically amended hereby, the Agreement shall not be modified or amended and shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of one typewritten page, together with amended Schedule "C", to be signed by their duly authorized officers as of the day and year first above written.


Third Avenue Trust                  First Data Investor Services Group, Inc.


By:                                 By:
   ------------------------            ----------------------------------------
    David Barse, President             Kenneth J. Kempf, Senior Vice President

                                                                    SCHEDULE "C"
                                                                    ============

                            IDENTIFICATION OF SERIES

Below are listed the Series to which services under this Agreement are to be performed as of the execution date of this Agreement:

                               THIRD AVENUE TRUST
                               ------------------

                             THIRD AVENUE VALUE FUND
                        THIRD AVENUE SMALL-CAP VALUE FUND
                          THIRD AVENUE HIGH YIELD FUND
                       THIRD AVENUE REAL ESTATE VALUE FUND

This Schedule "C" may be amended from time to time by agreement of the parties.